Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Reports Fourth Quarter and Full-Year 2020 Results, Declares Dividend, and Provides 2021 Guidance

•Delivered strong fourth quarter results above plan and prior year with a 75% improvement in net loss and a 15% increase in Adjusted EBITDA.
•Improved full-year net loss by 81% to $17.5 million.
•Exceeded full-year company guidance realizing Adjusted EBITDA of $52.1 million as the company’s business strategy — investing in prime timberlands and principally utilizing delivered wood sales as well as opportunistic stumpage sales — helped navigate pandemic-related economic volatility.
•Achieved full-year pricing premiums in the U.S. South of 49% and 20% relative to TMS South-wide averages for pulpwood and sawtimber, respectively, and realized an 18% increase in year-over-year sawtimber pricing in the Pacific Northwest.
•Increased total harvests by 3% for full-year 2020 over 2019, continuing to benefit from superior management of timberland assets located in high-demand mill markets which produced predictable and stable operating cash flows that again helped fully cover quarterly dividends.
•Completed $15.6 million of timberland sales during the year, exceeding full-year guidance and capturing significantly higher margins.

ATLANTA – February 11, 2021 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported fourth quarter and full-year 2020 results. The company also declared a cash dividend of $0.135 per share for its common stockholders of record as of February 26, 2021, payable on March 15, 2021.

Brian M. Davis, CatchMark's Chief Executive Officer, said: “Despite unprecedented pandemic-related business disruptions and economic turbulence, CatchMark exceeded our full-year 2020 guidance, benefiting from a very strong fourth quarter in our core operations, securing premium timber sale prices substantially above market averages, realizing higher annual harvest volumes and completing higher-than-targeted timberland sales. Our resilient business model, based on investments in prime timberlands in leading mill markets and superior management, has proved out again through a difficult year for the U.S. economy, keeping us on the front-end to meet customer demand. During the year, we exceeded key performance

Exhibit 99.1
metrics, maintained healthy liquidity and stable leverage, and we effectively managed our debt capital, while making significant progress in furthering our long-term strategic objectives. Most importantly, we continued to deliver fully-covered quarterly dividends.

“For the year ahead, we are particularly encouraged by momentum in housing markets, which has been sustained through the recent problematic economy and bodes well post-COVID-19. A sustained elevated housing market should ultimately support product pricing, especially given our significant stake in leading U.S. South mill markets, which are steadily gaining market share as a result of increased mill capacity with higher operating rates by historical standards.”

Fourth Quarter 2020 Results

The following table summarizes the current quarter and comparable prior year period results:

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Three Months Ended December 31,		Change
	2020	2019	Dollars, Tons or Acres	%
Results of Operations
Revenues	$30.9	$29.1	$1.8	6%
Net Loss	$(3.0)	$(11.8)	$8.8	75%
Adjusted EBITDA	$17.3	$15.1	$2.2	15%

Harvest Volume (tons)	578,033	627,824	(49,791)	(8)%
Acres Sold	4,000	3,200	800	29%

Business Segments Overview

A strong fourth quarter generated total revenues, net loss and Adjusted EBITDA favorable to both plan and prior year, primarily due to higher net timber sales, timberland sales and asset management fee revenue and lower losses from the unconsolidated Triple T joint venture.

Harvest Operations

	Three Months Ended December 31,		Change
(in millions)	2020	2019	$	%
Timber Sales Revenue	$19.9	$20.0	$(0.1)	—%
Harvest EBITDA	$9.7	$9.7	$—	—%

Steadily increasing U.S. housing starts and home renovations helped boost fourth quarter results as CatchMark’s harvest plans were geared to capitalize on strong mill demand for sawtimber and an improved pricing environment in the Pacific Northwest. Timber sales revenue and Harvest EBITDA were comparable to prior year as increased harvests and pricing in the Pacific Northwest helped offset anticipated decreases in U.S. South harvest volumes and pricing.

Todd P. Reitz, CatchMark’s Chief Resources Officer, said: “The strong fourth quarter was ultimately driven by heightened housing demand. We capitalized on mill demand and a better pricing environment in the Pacific Northwest, generating an outsized quarter compared to prior year. Lumber order files remained robust, which in turn allowed mills to run wide-open, only taking downtime around the holidays. We expect the positive trends for log prices and revenues in the Pacific Northwest to continue in coming quarters and to register further gains in the U.S. South as new mill projects come on-line in and around our micro-markets.”

Exhibit 99.1
U.S. South Activity:
•As planned, fourth quarter harvest volume held steady with third quarter levels and was 12% lower year-over-year. After weather-related delays early in 2019, CatchMark had increased harvests in the third and fourth quarters of 2019. Overall, 2020 harvest levels were more consistent quarter-to-quarter, resulting in the comparatively lower year-over-year fourth quarter results.
•CatchMark’s pulpwood and sawtimber pricing continued to hold substantial premiums — 46% and 18% respectively — over weighted TimberMart-South U.S. South-wide stumpage prices.

Pacific Northwest Activity:
•CatchMark results were boosted by demand from sawmills with depleted inventories after third quarter forest fires led to temporary logging shutdowns across the region.
•The strong domestic housing market and competition from exporters further amplified demand for timber and increased log pricing.
•Harvest volume nearly doubled over fourth quarter 2019 levels and CatchMark’s sawtimber price increased by 36% in the Pacific Northwest.

Real Estate

	Three Months Ended December 31,		Change
(in millions)	2020	2019	$	%
Timberland Sales Revenue	$6.8	$5.0	$1.8	35%
Real Estate EBITDA	$6.4	$4.7	$1.7	35%

Timberland Sales: During the fourth quarter, CatchMark completed sales deferred earlier in the year due to pandemic-related delays and capitalized on new opportunities.
•CatchMark sold 4,000 acres for $6.8 million compared to 3,200 acres for $5.0 million in fourth quarter 2019.
•The transactions captured a 5% increase in the per-acre sales price — $1,662 in fourth quarter 2020 compared to $1,588 in fourth quarter 2019 — and consisted of tracts with lower average total merchantable timber stocking.
•The improved margins — 19% in fourth quarter 2020 versus 10% in fourth quarter 2019 — resulted from selling tracts with a lower cost basis due to a longer average hold period and lower average merchantable timber stocking.

Acquisitions and Large Dispositions: No acquisitions or large dispositions occurred during the fourth quarter.

Investment Management

	Three Months Ended December 31,		Change
(in millions)	2020	2019	$	%
Asset Management Fee Revenue	$3.2	$2.8	$0.4	14%
Investment Management EBITDA	$3.2	$3.3	$(0.1)	(1)%

Asset management fee revenue increased due to the amendment to the Triple T joint venture’s asset management agreement completed in the second quarter 2020. As expected, Investment Management

Exhibit 99.1
EBITDA decreased slightly due to lower EBITDA generated by Dawsonville Bluffs since the successful liquidation of the joint venture’s timberland holdings in 2019.

Triple T Joint Venture: Triple T’s harvest operations, benefiting from the renegotiated wood supply agreement with Georgia-Pacific, exceeded underwriting during the quarter.

Full Year 2020 Results

The following table summarizes the full-year and comparable prior year results:

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Year Ended December 31,		Change
	2020	2019	Dollars, Tons or Acres	%
Results of Operations
Revenues	$104.3	$106.7	$(2.4)	(2)%
Net Loss	$(17.5)	$(93.3)	$75.8	81%
Adjusted EBITDA	$52.1	$56.9	$(4.8)	(9)%

Harvest Volume (tons)	2,321,363	2,243,073	78,290	3%
Acres Sold	9,300	9,200	100	1%

Business Segments Overview

Harvest Operations

	Year Ended December 31,		Change
(in millions)	2020	2019	$	%
Timber Sales Revenue	$72.3	$72.6	$(0.3)	—%
Harvest EBITDA	$34.2	$33.7	$0.5	2%

CatchMark generated full-year 2020 timber sales of $72.3 million, comparable to full-year 2019 results, overcoming challenges from the COVID-19 pandemic, hurricane-related wet weather conditions and Pacific Northwest wildfires occurring during the year:
•CatchMark’s delivered wood model — which accounts for 78% of its timber sales in U.S. South and 98% in the Pacific Northwest — helped control the supply chain, producing more stable cash flows with greater visibility, while enabling advantageous stumpage sales opportunities.
•The homebuilding recovery and strong demand for pulp-related products continuing through the pandemic helped support consistent harvest volume flow in CatchMark’s mill markets.
•Total harvest volume increased 3% to 2.32 million tons and net timber revenue and Harvest EBITDA increased 2% due to higher volumes, lower cut and haul costs, and increased pricing in the Pacific Northwest where CatchMark avoided any adverse impact of regional wildfires to its holdings and capitalized on favorable supply/demand fundamentals.
•Sawtimber increased to 43% of total harvest volume, driven by fully integrated Pacific Northwest operations.

U.S. South Activity: CatchMark capitalized on opportunistic stumpage sales throughout the year, including sales to key customers outside of existing supply agreements, to temper lower net pricing.

Exhibit 99.1
•Net timber revenue decreased 6% compared to full-year 2019, resulting from a 7% decrease in blended pricing offset by a 1% increase in harvest volume.
•Realized stumpage prices for pulpwood and sawtimber registered premiums of 49% and 20%, respectively, above TMS South-wide market averages.
•Sawtimber mix (40%) held steady despite curtailed sawmill activity at the start of the pandemic.

Pacific Northwest Activity:
•Net timber revenue of $5.7 million, more than doubled 2019 results, driven by an 80% increase in harvest volume and reflecting CatchMark’s fully-integrated regional operations.
•Delivered wood sales boosted results — 98% of timber sales were delivered sales at pricing 18% above 2019 levels contributing to net timber revenue gains.
•Strong fourth-quarter regional demand was fueled by increased housing starts, lack of finished lumber in the supply chain, and reduced mill inventories caused by temporary shutdowns mandated by local authorities during third-quarter wildfire outbreaks.

Real Estate

	Year Ended December 31,		Change
(in millions)	2020	2019	$	%
Timberland Sales Revenue	$15.6	$17.6	$(2.0)	(11)%
Real Estate EBITDA	$14.7	$16.6	$(1.9)	(11)%

Timberland Sales: Timberland sales exceeded the upper-end of guidance with improved margins compared to 2019.
•CatchMark sold 9,300 acres for $15.6 million during 2020 compared to 9,200 acres for $17.6 million during 2019.
•The lower per-acre sales price — $1,689 in 2020 versus $1,920 in 2019 — resulted from selling tracts with lower average merchantable timber stocking.
•The improved margins — 21% in 2020 versus 14% in 2019 — resulted from selling tracts with a lower cost basis due to a longer average hold period and lower average merchantable timber stocking.

Large Dispositions and Acquisitions:
•As part of its capital recycling program, CatchMark sold 14,400 acres in Georgia for $21.3 million in the first quarter of 2020, generating a $1.3 million gain, and used $20.9 million of net proceeds to pay down outstanding debt.
•The sold acres consisted of fringe tracts with lower-than-average stocking, targeted mostly for stumpage sales.
•No acquisitions were completed during the year, consistent with our capital allocation priorities.

Investment Management

	Year Ended December 31,		Change
(in millions)	2020	2019	$	%
Asset Management Fee Revenue	$12.2	$11.9	$0.3	2%
Investment Management EBITDA	$12.6	$16.7	$(4.1)	(25)%

Exhibit 99.1

Asset management fee revenue increased as a result of the amendment to the management agreement with Triple T completed in June 2020, offset by an expected decrease in fees earned from Dawsonville Bluffs. Investment Management EBITDA decreased from prior year due to the effective winddown of the successful Dawsonville Bluffs joint venture in 2019.
•The management agreement between CatchMark and Triple T, amended in connection with Triple T’s renegotiated wood supply agreement with Georgia-Pacific, is expected to increase asset management fee revenues from Triple T through mid-year 2022.
•CatchMark received $0.7 million in distributions from Dawsonville Bluffs and recognized $0.1 million in incentive-based promotes for Dawsonville Bluff’s performance exceeding investment hurdles.

Triple T Joint Venture: Triple T harvest operations exceeded its underwriting and generated positive net cash flow from operating activities. The successful renegotiation of the Georgia-Pacific wood supply agreement paves the way for generating improved joint venture performance going forward as well as enhancing long-term asset value. The renegotiated wood supply agreement with Georgia-Pacific allows for market-based pricing on timber sales, increases reimbursement for extended haul distances, permits selling sawtimber to other third parties, and expands opportunities to sell large timberland parcels to third parties. By extending the Georgia-Pacific supply agreement by two years to 2031, Triple T’s harvest volume obligations can be further optimized to enhance and preserve long-term asset value.

Capital Position and Share Repurchases

Capital recycling, renegotiated financial covenants and reduced unused commitment fees helped strengthen CatchMark’s capital position during the year as the company:
•Completed $21.3 million in capital recycling through a large disposition, realizing $1.3 million in gains and paying down debt by $20.9 million while enhancing portfolio average stocking and core operating areas.
•Maintained healthy liquidity — $162.9 million of liquidity at year-end consisting of $115.9 million under the multi-draw term facility, $35.0 million under the revolving credit facility and $12.0 million of cash on-hand at December 31, 2020.
•Removed certain restrictive financial covenants providing increased working capital under credit facilities and lowered unused commitment fees.
•Maintained a stable leverage profile with net debt-to-Adjusted EBITDA in-line with the company’s average since IPO.

Share Repurchases: No share repurchases occurred under the share repurchase program during the fourth quarter. During the year, CatchMark repurchased 304,719 shares for a total of $2.0 million under its share repurchase program. CatchMark had approximately $13.7 million remaining in the program for future repurchases as of December 31, 2020.

Ursula Godoy-Arbelaez, CatchMark's Chief Financial Officer, said: “Capital recycling, credit agreement amendments and an active interest-rate risk management strategy combined to put CatchMark in a strong liquidity and capital position for meeting 2020’s challenges as well as positioning the company for the anticipated economic recovery. In the meantime, we will continue to remain rigorous and thoughtful in our capital allocation priorities — healthy liquidity, ample working capital, continued debt repayment, disciplined acquisitions and opportunistic share repurchases — with a focus and commitment to delivering our quarterly dividend.”

2021 Guidance

Exhibit 99.1
For full-year 2021, CatchMark projects a GAAP net loss of between $6 million and $10 million with no expected additional losses from Triple T. The company anticipates its Adjusted EBITDA will register between $43 million and $50 million, consistent with 2020 guidance. Harvest volumes are forecast between 2.0 million and 2.2 million tons, reflecting consistent annual productivity on a per-acre basis. Harvests are expected to increase during each of the first three quarters with fourth quarter volume approximating the average of the first three quarters. Approximately 95% of forecasted harvest volumes will be derived from the U.S. South region with a sawtimber mix of between 40% and 45% from the U.S. South and between 85% and 90% from the Pacific Northwest. Asset management fee revenue is projected at approximately $12 million and timberland sales targets of $13 million to $15 million remain around 2% of fee acreage.

Davis said: “We anticipate continuing to meet our strategic goals during the year ahead, focused on continuing to deliver stable and predictable cash flow, sustaining our industry leading metrics for high productivity per acre, maintaining good liquidity, positioning the company for transformative opportunities through capital recycling, and most importantly generating a fully-covered dividend. We expect the favorable long-term outlook for housing and a more normalized, post-pandemic economy to help support demand fundamentals and to benefit from ongoing mill market expansion in and around our prime U.S. South timberland assets.”

Conference Call

The company will host a conference call and live webcast at 10 a.m. ET on Friday, February 12, 2021 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website immediately after the call.

About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 1.5 million acres* of timberlands located in Alabama, Florida, Georgia, North Carolina, Oregon, South Carolina and Texas. For more information, visit www.catchmark.com.
* As of December 31, 2020

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, statements about the momentum in the housing markets and the potential for increased product pricing, the positive impact of new mill projects coming on-line, the expected improved performance for the Triple T joint venture going forward as well as enhanced long-term asset value resulting from the amendment to the Georgia-Pacific wood supply agreement, remaining rigorous and thoughtful in our capital allocation priorities and our financial outlook and guidance for full-year 2021. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (iii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (viii) we may not be able to access external sources of capital at attractive rates or at all; (ix) potential increases in interest rates could have a negative impact on our business; (x) our share repurchase program may not be successful in improving stockholder value over the long-term; (xi) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; (xii) we may not be successful in effectively managing the Triple T joint venture and the anticipated benefits of the joint venture may not be realized, including that our asset management fee could be deferred or decreased, we may not earn an incentive-based promote and our investment in the joint venture may lose value; and (xiii) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

###

Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Timber sales	$19,945	$20,027	$72,344	$72,557
Timberland sales	6,760	4,994	15,642	17,572
Asset management fees	3,234	2,829	12,184	11,948
Other revenues	1,009	1,246	4,120	4,632
	30,948	29,096	104,290	106,709
Expenses
Contract logging and hauling costs	8,160	8,351	30,103	31,129
Depletion	8,178	8,531	29,112	28,064
Cost of timberland sales	5,479	4,505	12,290	15,067
Forestry management expenses	1,721	1,709	6,892	6,691
General and administrative expenses	3,166	3,750	16,225	13,300
Land rent expense	113	124	447	524
Other operating expenses	2,898	1,846	7,577	6,460
	29,715	28,816	102,646	101,235

Other income (expense):
Interest income	—	62	51	204
Interest expense	(3,533)	(4,813)	(15,123)	(18,616)
Gain on large dispositions	—	—	1,274	7,961
	(3,533)	(4,751)	(13,798)	(10,451)

Loss before unconsolidated joint ventures and income taxes	(2,300)	(4,471)	(12,154)	(4,977)

Income (loss) from unconsolidated joint ventures:
Triple T	—	(8,650)	(5,000)	(90,450)
Dawsonville Bluffs	1	190	274	979
	1	(8,460)	(4,726)	(89,471)

Loss before income taxes	(2,299)	(12,931)	(16,880)	(94,448)
Income tax benefit (expense)	(658)	1,127	(658)	1,127
Net loss	(2,957)	(11,804)	(17,538)	(93,321)
Net loss attributable to noncontrolling interest	(5)	—	(30)	—
Net loss attributable to common stockholders	$(2,952)	$(11,804)	$(17,508)	$(93,321)

Weighted-average common shares outstanding - basic and diluted	48,765	49,007	48,816	49,038

Net loss per common share - basic and diluted	$(0.06)	$(0.24)	$(0.36)	$(1.90)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	December 31, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$11,924	$11,487
Accounts receivable	8,333	7,998
Prepaid expenses and other assets	5,878	5,459
Operating lease right-of-use asset	2,831	3,120
Deferred financing costs	167	246
Timber assets:
Timber and timberlands, net	576,680	633,581
Intangible lease assets	5	9
Investment in unconsolidated joint ventures	1,510	1,965
Total assets	$607,328	$663,865

Liabilities:
Accounts payable and accrued expenses	$4,808	$3,580
Operating lease liability	2,988	3,242
Other liabilities	32,130	10,853
Notes payable and lines of credit, net of deferred financing costs	437,490	452,987
Total liabilities	477,416	470,662

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 48,765 and 49,008 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	488	490
Additional paid-in capital	728,662	729,274
Accumulated deficit and distributions	(572,493)	(528,847)
Accumulated other comprehensive loss	(27,893)	(8,276)
Total stockholders’ equity	128,764	192,641
Noncontrolling Interest	1,148	562
Total equity	129,912	193,203
Total liabilities and equity	$607,328	$663,865

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net loss	$(2,957)	$(11,804)	$(17,538)	$(93,321)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	8,178	8,531	29,112	28,064
Basis of timberland sold, lease terminations and other	6,618	4,635	13,606	14,964
Stock-based compensation expense	629	838	3,836	2,790
Noncash interest expense	584	743	3,053	1,559
Noncash lease expense	8	15	36	53
Other amortization	42	42	166	174
Gain on large dispositions	—	—	(1,274)	(7,961)
Loss (income) from unconsolidated joint ventures	(1)	8,460	4,726	89,471
Operating distributions from unconsolidated joint ventures	1	189	274	978
Income tax expense (benefit)	658	(1,127)	658	(1,127)
Interest paid under swaps with other-than-insignificant financing element	1,424	115	4,328	115
Changes in assets and liabilities:
Accounts receivable	(248)	(3,480)	(1,340)	(1,473)
Prepaid expenses and other assets	(115)	35	(120)	256
Accounts payable and accrued expenses	(1,043)	(1,447)	916	(1,309)
Other liabilities	(970)	(1,316)	16	(291)
Net cash provided by operating activities	12,808	4,429	40,455	32,942

Cash Flows from Investing Activities:
Timberland acquisitions and earnest money paid	—	(1,973)	—	(1,973)
Capital expenditures (excluding timberland acquisitions)	(1,195)	(1,147)	(5,527)	(4,178)
Investment in unconsolidated joint venture	—	—	(5,000)	—
Distributions from unconsolidated joint ventures	328	(189)	455	3,830
Net proceeds from large dispositions	—	—	20,863	25,151
Net cash provided by (used in) investing activities	(867)	(3,309)	10,791	22,830

Cash Flows from Financing Activities:
Repayments of notes payable	—	—	(20,850)	(20,064)
Proceeds from notes payable	—	—	5,000	—
Financing costs paid	(12)	(34)	(1,031)	(82)
Interest paid under swaps with other-than-insignificant financing element	(1,424)	(115)	(4,328)	(115)
Dividends/distributions paid	(6,537)	(6,558)	(26,263)	(26,269)
Repurchases of common shares	(78)	—	(2,285)	(3,004)
Repurchase of common shares for minimum tax withholding	—	—	(1,052)	(365)
Net cash used in financing activities	(8,051)	(6,707)	(50,809)	(49,899)
Net change in cash and cash equivalents	3,890	(5,587)	437	5,873
Cash and cash equivalents, beginning of period	8,034	17,074	11,487	5,614
Cash and cash equivalents, end of period	$11,924	$11,487	$11,924	$11,487

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2020					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	324	354	349	308	1,335	294	304	376	336	1,310
Sawtimber (1)	271	214	231	270	986	193	191	258	292	933
Total	595	568	580	578	2,321	487	495	634	628	2,243

Harvest Mix
Pulpwood	54%	62%	60%	53%	58%	60%	61%	59%	54%	58%
Sawtimber (1)	46%	38%	40%	47%	42%	40%	39%	41%	46%	42%

Direct Timberland Acquisitions, Exclusive of Transaction Costs
Gross Acquisitions ('000)	$—	$—	$—	$—	$—	$—	$—	$—	$1,925	$1,925
Acres Acquired	—	—	—	—	—	—	—	—	900	900
Price per acre	$—	$—	$—	$—	$—	$—	$—	$—	$2,185	$2,185

Period-end Acres ('000)
Fee	393	392	391	387	387	432	424	413	410	410
Lease	22	22	22	22	22	27	26	26	25	25
Wholly-owned total	415	414	413	409	409	459	450	439	435	435
Joint venture interest (5)	1,092	1,092	1,085	1,083	1,083	1,104	1,100	1,094	1,092	1,092
Total	1,507	1,506	1,498	1,492	1,492	1,563	1,550	1,533	1,527	1,527

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	320	352	346	303	1,321	294	303	373	332	1,302
Sawtimber (1)	250	195	206	226	877	188	177	237	271	873
Total	570	547	552	529	2,198	482	480	610	603	2,175

Harvest Mix
Pulpwood	56%	64%	63%	57%	60%	61%	63%	61%	55%	60%
Sawtimber (1)	44%	36%	37%	43%	40%	39%	37%	39%	45%	40%
Delivered % as of total volume	63%	61%	63%	59%	62%	79%	74%	64%	67%	71%
Stumpage % as of total volume	37%	39%	37%	41%	38%	21%	26%	36%	33%	29%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$13	$12	$13	$12	$13	$15	$14	$14	$13	$14
Sawtimber (1)	$23	$23	$22	$23	$23	$24	$24	$24	$23	$24

Timberland Sales
Gross sales ('000)	$4,779	$1,673	$2,430	$6,760	$15,642	$2,090	$8,224	$2,264	$4,994	$17,572
Acres sold	3,000	1,100	1,200	4,000	9,300	900	4,000	1,100	3,200	9,200
% of fee acres	0.7%	0.3%	0.3%	1.0%	2.3%	0.2%	0.9%	0.2%	0.9%	2.2%
Price per acre (3)	$1,627	$1,564	$2,047	$1,662	$1,689	$2,236	$2,072	$2,166	$1,588	$1,920

Large Dispositions (4)
Gross sales ('000)	$21,250	$—	$—	$—	$21,250	$—	$5,475	$19,920	$—	$25,395
Acres sold	14,400	—	—	—	14,400	—	3,600	10,800	—	14,400
Price per acre (7)	$1,474	$—	$—	$—	$1,474	$—	$1,500	$1,845	$—	$1,758
Gain ('000)	$1,274	$—	$—	$—	$1,274	$—	$764	$7,197	$—	$7,961

Pacific Northwest
Timber Sales Volume (tons,'000)
Pulpwood	4	3	3	4	14	—	1	3	4	8
Sawtimber (1)	21	18	25	45	109	5	13	21	21	60
Total	25	21	28	49	123	5	14	24	25	68

Harvest Mix
Pulpwood	18%	13%	12%	7%	11%	—%	9%	13%	15%	12%
Sawtimber	82%	87%	88%	93%	89%	100%	91%	87%	85%	88%
Delivered % as of total volume	84%	100%	100%	100%	97%	100%	87%	100%	74%	88%
Stumpage % as of total volume	16%	—%	—%	—%	3%	—%	13%	—%	26%	12%

Delivered Timber Sales Price ($ per ton) (2) (6)
Pulpwood	$31	$29	$28	$28	$29	$40	$37	$30	$31	$32
Sawtimber	$91	$84	$105	$116	$104	$101	$94	$83	$85	$88

(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Excludes value of timber reservations. For the year ended December 31, 2020 and 2019, we retained 132,200 tons and 14,700 tons of merchantable inventory, with a sawtimber mix of 49% and 12%, respectively, for 2020 and 2019.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Represents properties owned by Triple T joint venture in which CatchMark owns a common partnership interest and has contributed 22.0% of total equity contributions; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest. CatchMark serves as the manager for both of these joint ventures.
(6)    Delivered timber sales price includes contract logging and hauling costs.
(7)    Excludes value of timber reservations. For the year ended December 31, 2020 and 2019, we retained 56,300 tons and 47,300 tons of merchantable inventory, with a sawtimber mix of 55% and 47%, respectively, for 2020 and 2019.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

		Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021 Guidance	2020	2019	2020	2019
Net loss	$(6,000) -– (10,000)	$(2,957)	$(11,804)	$(17,538)	$(93,321)
Add:
Depletion	25,000 -– 27,000	8,178	8,531	29,112	28,064
Interest expense (2)	14,000	2,949	4,071	12,070	17,058
Amortization (2)	—	634	800	3,255	1,786
Income tax expense	—	658	(1,127)	658	(1,127)
Depletion, amortization, basis of timberland, mitigation credits sold included in loss from unconsolidated joint venture (3)	—	11	276	151	3,823
Basis of timberland sold, lease terminations and other (4)	10,000 -– 11,000	6,618	4,635	13,606	14,964
Stock-based compensation expense	3,000	629	838	3,836	2,790
Gain on large dispositions (5)	—	—	—	(1,274)	(7,961)
HLBV loss from unconsolidated joint venture (6)	—	—	8,650	5,000	90,450
Post-employment benefits (7)	—	17	—	2,324	—
Other (8)	1,000	605	265	865	380
Adjusted EBITDA (1)	$43,000 -– 50,000	$17,342	$15,135	$52,065	$56,906

(1)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
(2)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(3)     Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(4)     Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(5)     Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.

Exhibit 99.1
(6)     Reflects HLBV (income) losses from the Triple T joint venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
(7)     Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.
(8)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Timber sales	$19,945	$20,027	$72,344	$72,557
Other revenue	1,009	1,246	4,120	4,632
(-) Contract logging and hauling costs	(8,160)	(8,351)	(30,103)	(31,129)
(-) Forestry management expenses	(1,721)	(1,709)	(6,892)	(6,691)
(-) Land rent expense	(113)	(124)	(447)	(524)
(-) Other operating expenses	(2,898)	(1,846)	(7,577)	(6,460)
(+) Stock-based compensation	110	74	417	263
(+/-) Other	1,521	418	2,328	1,022
Harvest EBITDA	9,693	9,735	34,190	33,670

Timberland sales	6,760	4,994	15,642	17,572
(-) Cost of timberland sales	(5,479)	(4,505)	(12,290)	(15,067)
(+) Basis of timberland sold	5,125	4,249	11,396	14,054
Real Estate EBITDA	6,406	4,738	14,748	16,559

Asset management fees	3,234	2,829	12,184	11,948
Unconsolidated Dawsonville Bluffs joint venture EBITDA	12	465	425	4,801
Investment Management EBITDA	3,246	3,294	12,609	16,749

Total Operating EBITDA	19,345	17,767	61,547	66,978

(-) General and administrative expenses	(3,166)	(3,750)	(16,225)	(13,300)
(+) Stock-based compensation	519	764	3,419	2,527
(+) Interest income	—	62	51	204
(+) Post-employment benefits	17	—	2,324	—
(+/-) Other	627	292	949	497
Corporate EBITDA	(2,003)	(2,632)	(9,482)	(10,072)

Adjusted EBITDA	$17,342	$15,135	$52,065	$56,906

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December, 31
	2020	2019	2020	2019
Cash Provided by Operating Activities	$12,808	$4,429	$40,455	$32,942
Capital expenditures (excluding timberland acquisitions)	(1,195)	(1,147)	(5,527)	(4,178)
Working capital change	2,376	6,208	528	2,817
Distributions from unconsolidated joint ventures	328	(189)	455	3,830
Post-employment benefits	17	—	2,324	—
Interest paid under swaps with other-than-insignificant financing element	(1,424)	(115)	(4,328)	(115)
Other	605	265	865	381
Cash Available for Distribution (1)	$13,515	$9,451	$34,772	$35,677

Adjusted EBITDA	$17,342	$15,135	$52,065	$56,906
Interest paid	(2,949)	(4,071)	(12,070)	(17,058)
Capital expenditures (excluding timberland acquisitions)	(1,195)	(1,147)	(5,527)	(4,178)
Distributions from unconsolidated joint ventures	329	—	729	4,808
Adjusted EBITDA from unconsolidated joint ventures	(12)	(466)	(425)	(4,801)
Cash Available for Distributions (1)	$13,515	$9,451	$34,772	$35,677

Dividends / distributions paid	$6,537	$6,558	$26,263	$26,269

Weighted-average shares outstanding, end of period	48,765	49,007	48,816	49,038

Dividends per Share	$0.135	$0.135	$0.540	$0.540

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.